EXHIBIT 10.1

         REIS EMPLOYMENT AGREEMENT

         AIRPONIC   INTERNATIONAL    CORPORATION,   a   California   Corporation
("Employer") and RANDALL S. REIS ("Employee") in consideration of the mutual promises made herein, agree as follows:

         1.       Employment.
                  -----------
         1.01. Employer hereby employs Employee to perform, and Employee hereby accepts employment with Employer and agrees to perform the duties and responsibilities of Chairman and Co-CEO of the Employer, together with such additional powers and duties with respect to Employer's business as may be assigned to Employee by the Board of Directors of Employer, effective as provided hereinbelow.

         1.02. Except for legal holidays, vacations and absences due to temporary illness, Employee shall devote his time, attention and energies to the business of Employer on a full time basis during the term hereof.

         1.03. Employee represents and warrants that he is not a party to or bound by any agreement which forbids his entry into, or limits his right of action under this Agreement.

         2.       Conditions of Employment.
                  -------------------------
         2.01. The term of this Agreement shall commence on the date hereof and shall continue for a period of five (5) years thereafter ("Initial Term"), unless extended or terminated as provided elsewhere herein.

         2.02. After the expiration of each year during the Initial Term, this Agreement shall be automatically extended for an additional one-year term ("Renewal Term") beyond the balance of the Initial Term plus any Renewal Terms, but may be terminable by either party by giving written notice to the other party six calendar months prior to the expiration date of the Initial Term or any Renewal Term.

         2.03. Anything herein to the contrary notwithstanding, Employer may, at any time, discharge Employee with or without just cause, whereupon his employment hereunder shall terminate immediately upon the giving of written notice of such discharge. As used in this Agreement, the term "with just cause" shall mean: (i) the conviction of the commission of any crime involving dishonesty or resulting in imprisonment without the option of a fine, (ii) the material non-observance or material breach by Employee of any of the material provisions of this Agreement, or (iii) the neglect, failure or refusal of Employee to carry out the duties properly assigned to him after due notice to the Employee of such neglect, failure or refusal. In the event Employee's employment is terminated for any reason other than just cause, or in the event Employee is constructively terminated, the Employee (a) will be entitled to receive, within 15 days after such termination, a cash payment in the amount equal to three times the sum of (x) the Employee's then current annual base salary and (Y) the amount of the bonus, if any, earned by the Employee in respect of the previous fiscal year (a "severance Payment") and (b) will be entitled to participate in all benefit programs of the Company for a period of one year following such termination. The Employee's employment will be deemed to have been "constructively terminated" (i) if his responsibilities or authority have been significantly reduced or (ii) if his salary is reduced in violation of his employment agreement. In the event that the Employee becomes entitled to a Severance Payment subject to the tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Employer shall pay to the Employee an additional amount (the"Gross-Up Payment") such that the net amount retained by the employee after payment of any Excise Tax on the Severance Payment and Gross-Up Payment shall be equal to the Severance Payment. In the event of any discharge with just cause pursuant to this Section 2.03, all obligations of Employer in respect of this Agreement will terminate, except the obligation to pay Employee any compensation which shall have accrued but not been paid in respect of the portion of the term hereof which shall have elapsed prior to the date of such termination, based upon the number of days elapsed in such period through the date of such discharge.

         3.    Compensation.
               ------------
         Employer   shall  pay,  and   Employee   shall  accept  as  his  entire
compensation for the services rendered by him pursuant to this agreement, the following:
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         3.01. An annual base salary for any and all services which Employee may render to Employer, in the amount of $120,000 per annum, which shall be increased as set forth in Section 3.03 below, if applicable, or from time to time by appropriate action of the Board of Directors of Employer.

         3.02. For the fiscal year ended June 30, 1993, and for every fiscal year thereafter for so long as Employee remains in the full-time employ of Employer, a bonus equal to theree (3) percentage of the net profits before taxes of Employer for each such fiscal year:

         3.03. The annual base salary of Employee under this Agreement shall be increased at the rate of $50,000 per year following any fiscal year in which the pre-tax net profit of the Employer equals or exceeds $1,000,000.

         3.04. Employer shall reimburse Employee for all reasonable and necessary expenses paid or incurred by Employee in the performance of his duties during the term of this Agreement upon receipt of vouchered statements and reasonable evidence of the incurrence thereof.

         3.05. The compensation provided for in this Section 3 shall be in addition to any pension or retirement benefits, additional bonuses or stock options to which employee may become entitled at the discretion of the Board of Directors of Employer. The existence of this Agreement shall not be deemed in any way to preclude Employee from receiving any such additional benefits nor to oblige the Board of Directors of Employer to provide any such additional benefits, except as provided herein.

         4.       Vacation and Fringe Benefits.
                  -----------------------------
         4.01 Employee shall receive paid vacations of six (6) weeks each year, but shall not take more than (3) weeks at a time without the prior consent of Employer.

         4.02. Employee shall receive a business vehicle allowance not to exceed $750.00 per month.

         4.03. Employee shall receive all the paid holidays observed by Employer each year.

         4.04. Employee shall receive such health, medical and other insurance coverage and fringe benefits as are provided to its employees or executives generally or as may be determined by the Board of Directors.

         5.       Confidentiality; Non-Competition.
                  ---------------------------------
         5.01. Except for the information described in Section 5.02 below, employee during his employment and thereafter, will not:

         (i) communicate, publish or disseminate any information to any third party regarding the operations or methods of operation which are unique to the Employer including, but not limited to, the disclosure, publication or dissemination of (A) any written materials prepared by or on behalf of Employer, including without limitation processes, formulae and technical data and know-how:
              (B) the names of customers of Employer; (C) the names of prospective customers of Employer; (D) the names of employees, suppliers, independent contractors, consultants or others providing services or products to Employer; (E) methods or techniques by which Employer solicits business markets its services or products, services its customers or implements customer services; (F) the pricing of services or products of Employer, or the methods or techniques used by Employer in
              arriving   at  its   pricing;   (G)  any   financial   information
              specifically relating to Employer: or (H) any other information pertaining to the conduct of business by Employer: (ii) use for his own account any property or information secured, acquired, developed or produced by him while employed by Employer and relating to the conduct of Employer's business: (iii) solicit or otherwise communicate with any employee, supplier, independent contractor or consultant of Employer encouraging such individual to engage in any "Competitive Business" as hereinafter defined.

         5.02. The provisions of this Paragraph 5 shall not apply to, or include, any information:

         (i)      in possession of the Employee prior to its disclosure by the
         (ii)     independently developed by the Employee:

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         (iii)    publicly disclosed by the Employer:

         (iv) rightfully received by the Employee from any third party or public source without restrictions on disclosure or use; or (v) approved in writing for disclosure by the Employer.

         5.03. During his employment and for one year after the termination thereof for any reason whatsoever, Employee will not, directly or indirectly:
(i) purchase any equity, profit or other participation interest, as investor or otherwise, in any business or enterprise which is engaged in Competitive Business in the "Territory", as hereinafter defined: provided, however, that nothing herein contained shall prohibit the acquisition of stock or securities listed on a national securities exchange or actively traded in the over the counter market, so long as such investments, in the aggregate, in any particular business enterprise, constitutes less than five percent (5%) of the total issued and outstanding voting securities of such business enterprise: (ii) conduct or engage in any Competitive Business in the Territory as a principal, agent, employee, consultant, or otherwise: (iii) solicit Competitive Business from any customers to which Employer is furnishing products or services on the date of termination of Employee's employment or to whom Employer has furnished products or services during the two-year period prior to the termination of Employee's employment (the "Customers"): (iv) divert or attempt to divert any Competitive Business from the Customers: (v) in any manner interfere with, disrupt or attempt to disrupt the contractual or business relationship between Employer and its Customers: or (vi) influence or attempt to influence any of the Customers to transfer their patronage from Employer to any other business or company engaged in any Competitive Business.

         5.04. (a) "Competitive Business" shall mean a business or enterprise which manufactures and sells airponic growing equipment or employs airponic growing technology to conduct plant biotechnology or horticultural research, or to engage in commercial plant production.

               (b)  "Territory" shall mean worldwide.


         6.       Disability or Death
                  -------------------
         6.01. If Employee shall at any time be incapacitated or prevented by illness, injury, accident or other circumstances beyond his control ("incapacity") from discharging his duties pursuant to this Agreement for a total of 120 days or more in any 24 consecutive calendar months, Employer may, by notice in writing to Employee given at any time so long as the incapacity shall continue terminate this Agreement forthwith and declare Employee "disabled" on such date as may be specified in the notice. Employee's base salary shall, notwithstanding the incapacity, continue to be paid to Employee in accordance with the provisions of this Agreement in respect of the period of incapacity prior to such or termination.

         6.02. If the Employee is declared "disabled" (under Sec. 6.01 above) ordies prior to the expiration of the term of employment, the compensation due him (or his estate) from the Employer under this Agreement shall be the amount which Employee would be paid under Section 2.03 above if he had been terminated for any reason other than just cause.

         7.       Miscellaneous.
                  --------------
         7.01.  This Agreement shall inure to the benefit of and be binding upon
Employer  and  its   successors,   and   Employee  and  his  heirs,   executors,
administrators and legal representatives.

         7.02. Any notice or other communication required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed (by registered or certified mail, postage prepaid) to Employer or Employee, as the case may be, at its or his address hereinabove stated.

         7.03. If any part of this Agreement shall be found in any action, suit or proceeding to be invalid or ineffective, the validity and effect of the remaining parts (as construed without regard to such invalid and ineffective part) shall not be affected.

         7.04. This Agreement is personal in its nature and the parties hereto shall not, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder.

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         7.05. This Agreement may be amended, modified, superseded or cancelled, and any of the terms or conditions hereof may be waived, only be a written instrument executed by the parties hereto.

         7.06. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         7.07. This Agreement supercedes any and all other agreements either oral or in writing, between the parties hereto with respect to the employment of the Employee by the Employer and contains all of the covenants and agreements between the parties with respect to such employment.

         7.08. Employee has been advised of his right to consult with independent counsel and has consulted with independent counsel to the degree he deemed necessary.

         IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement on July 5, 1991 at Mill Valley, California.

                  EMPLOYER:

                  AIRPONIC INTERNATIONAL CORPORATION

                  By:  /s/ Steven M. Schorr
                       --------------------------------
                           Steven M. Schorr, President

                  EMPLOYEE:

                  By:  /s/ Randall S. Reis
                           -------------------------
                           Randall S. Reis, Chairman
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